Exhibit 99.1

For Immediate Release

TravelCenters of America Stockholders Approve Pending BP Transaction

Transaction Expected to Close on May 15, 2023

WESTLAKE, Ohio – May 10, 2023 – TravelCenters of America Inc. (Nasdaq: TA), the nationwide operator and franchisor of the TA, Petro Stopping Centers and TA Express travel center brands, today announced that, at its Special Meeting of Stockholders held earlier today, TA stockholders voted to approve TA’s merger with and into a wholly-owned indirect subsidiary of BP p.l.c. (NYSE: BP). As previously announced, under the terms of the merger agreement between TA and BP’s wholly-owned subsidiary, BP’s wholly-owned subsidiary will acquire all of the outstanding shares of TA common stock for $86.00 per share in cash. The transaction price represents an 84% premium to TA’s average trading price over the 30 days ending February 15, 2023, the date the BP merger agreement was signed.

TA stockholders approved the BP merger with more than 72% of the shares outstanding and 93.0% of the total shares voted in favor of the merger. The final voting results of TA’s special meeting will be reported in a Form 8-K with the U.S. Securities and Exchange Commission.

The closing of the transaction remains subject to customary closing conditions and is expected to occur on May 15, 2023. Upon completion of the transaction, shares of TA’s common stock will be canceled and will no longer trade on the Nasdaq, and TA will become a wholly-owned indirect subsidiary of BP.

About TravelCenters of America

TravelCenters of America Inc. (Nasdaq: TA) is the nation's largest publicly traded full-service travel center network. Founded in 1972 and headquartered in Westlake, Ohio, its over 18,000 team members serve guests in 281 locations in 44 states, principally under the TA®, Petro Stopping Centers® and TA Express® brands. Offerings include diesel and gasoline fuel, truck maintenance and repair, full-service and quick-service restaurants, travel stores, car and truck parking and other services dedicated to providing great experiences for its guests. TA is committed to sustainability, with its specialized business unit, eTA, focused on sustainable energy options for professional drivers and motorists. TA operates over 600 full-service and quick-service restaurants and nine proprietary brands, including Iron Skillet® and Country Pride®. For more information, visit www.ta-petro.com.

Warning Regarding Forward Looking Statements

This communication contains “forward-looking statements,” including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to BP’s or TA’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the termination of the TA’s merger agreement with BP; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction; and the anticipated timing of the closing of the proposed transaction. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in the section entitled “Risk Factors” in Item 1A of TA’s Annual Report on Form 10-K filed with the SEC on March 1, 2023, and those factors detailed from time to time in TA’s other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. TA does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:

Stephen Colbert

TravelCenters of America
scolbert@ta-petro.com

Media Contacts:

Tina Arundel

TravelCenters of America

tarundel@ta-petro.com

Andrew Siegel / Jack Kelleher

Joele Frank

212-355-4449